As filed with the Securities and Exchange Commission on December 24, 2008
 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________

Flagstone Reinsurance Holdings Limited
(Exact name of Registrant as specified in its Charter)

Bermuda	6331	98-0481623
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Crawford House
23 Church Street
Hamilton HM 11
Bermuda
(441) 278-4300
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive office)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 590-9331
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ronald Cami, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the initial offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (3)

Primary Offering
Common Shares (4)
Preferred Shares (5)
Debt Securities (6)
Total Primary Offering			$200,000,000	$7,860.00
Secondary Offering
Common Shares (7)	71,547,891		$708,324,121	$27,837.14
Total			$908,324,121	$35,697.14

(1)
There are being registered an indeterminate number of securities as shall have an aggregate offering price not to exceed $200,000,000.  In addition, up to 71,547,891 Common Shares may be sold from time to time pursuant to this Registration Statement by the selling shareholders.  This Registration Statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.  The securities covered by this Registration Statement may be sold separately, together or as units with other securities registered under this Registration Statement.

(2)
With respect to the primary offering and pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed maximum aggregate offering price of each class of securities are not specified.

(3)
With respect to the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act.  With respect to Common Shares to be offered for resale by the selling shareholders in the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act based on the average of the high and low prices reported for the Common Shares as reported by the New York Stock Exchange on December 19, 2008.

(4)
With respect to the primary offering and subject to note (1), this Registration Statement covers such an indeterminate amount of Common Shares (with accompanying purchase rights, if any) as may be sold, from time to time, at indeterminate prices, by the Registrant and such indeterminate number of Common Shares as may, from time to time, be issued upon conversion or exchange of other securities, including any Preferred Shares and Debt Securities, in each case if applicable, registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for Common Shares.

(5)
With respect to the primary offering and subject to note (1), this Registration Statement covers such an indeterminate number of Preferred Shares (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the Registrant.

(6)
With respect to the primary offering and subject to note (1), this Registration Statement covers such an indeterminate amount of Debt Securities, which may be senior or subordinated, as may be sold from time to time at indeterminate prices by the Registrant.  If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000.

(7)
With respect to the secondary offering and subject to note (1), this Registration Statement covers an aggregate of 71,547,891 Common Shares of the Registrant that may be sold from time to time by the selling shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell nor does it seek an offer to buy in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 24, 2008

PROSPECTUS

FLAGSTONE REINSURANCE HOLDINGS LIMITED
$200,000,000

Common Shares
Preferred Shares
Debt Securities
__________________

71,547,891 Common Shares Offered by
the Selling Shareholders

We may offer and sell to the public from time to time, in one or more series or issuances:

●	Common Shares;

●	Preferred Shares; and

●	Senior or Subordinated Debt Securities.

The aggregate initial offering price of the securities of Flagstone Reinsurance Holdings Limited (the “Company”) that we will offer for sale pursuant to this prospectus and any prospectus supplement will not exceed $200,000,000.  When we offer securities pursuant to this prospectus, we will provide specific terms of the offering and material tax considerations pertaining to an investment in the securities in supplements to this prospectus.  The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis.  See “Plan of Distribution.”  If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves risks.  You should read this prospectus, including the risk factors incorporated herein by reference on page 2, and any prospectus supplement carefully before you invest.  The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement.

In addition, the selling shareholders may sell up to a total of 71,547,891 Common Shares from time to time under this prospectus and any prospectus supplement.  In the prospectus supplement relating to any sales by the selling shareholders, we will identify the number of Common Shares that the selling shareholders will be offering for sale.  We will not receive any of the proceeds from the sale of our Common Shares by the selling shareholders.  We have paid the fees and expenses incident to the registration of the Common Shares.

Our Common Shares are listed on the New York Stock Exchange under the trading symbol “FSR.” Other than for our Common Shares, there is no market for the other securities we may offer.

None of the Securities and Exchange Commission, any state securities body, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority (the “BMA”) has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this prospectus is [            ], 2008.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issuances and transfers of a Bermuda exempted company.  The BMA has given its general consent under the Exchange Control Act 1972 (and its related regulations) for the issue and transfer of our Common Shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange.  This general consent would cease to apply if our Common Shares were to cease to be so listed on the New York Stock Exchange, or any other appointed stock exchange, and in such event specific consent would be required from the BMA for all issues or transfers of our Common Shares subject to certain exceptions. Persons resident in Bermuda may require the prior approval of the BMA in order to acquire Common Shares.

This prospectus and the accompanying prospectus supplements will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of the date on the front cover.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement (the “Registration Statement”) utilizing the “shelf” registration process that we have filed with the Securities and Exchange Commission (the “SEC”), which registers the distribution of the securities offered under this prospectus.  The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the securities.  The Registration Statement can be read at the SEC’s website (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”

Under this Registration Statement, we may offer, as described in this prospectus and any prospectus supplement(s), from time to time, up to $200,000,000 of securities.  The selling shareholders may, from time to time, sell up to 71,547,891 Common Shares in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling shareholders may offer.  Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires or unless the prospectus supplement otherwise indicates, (i) the “Company,” “Flagstone,” “we,” “us,” and “our” refer to Flagstone Reinsurance Holdings Limited and/or its subsidiaries, including Flagstone Réassurance Suisse SA, its wholly-owned Switzerland reinsurance company, Island Heritage Holdings Limited, its Cayman-based insurance company, and any other direct or indirect subsidiary; (ii) “Flagstone Suisse” refers to Flagstone Réassurance Suisse SA and its wholly-owned subsidiaries, including its Bermuda branch; (iii) “Island Heritage” refers to Island Heritage Holdings Limited and its subsidiaries; (iv) “Common Shares” refers to common shares of the Company, par value $0.01 per share; (v) ”Preferred Shares” refers to preferred shares of the Company, par value $0.01 per share; (vi) “Debt Securities” refers to the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; and (vii) “securities” refers collectively to the Common Shares, the Preferred Shares and the Debt Securities.  References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law.  Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions.  We are only offering the securities in states where offers are permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

Flagstone, a global insurance and reinsurance holding company, was incorporated under the laws of Bermuda in October 2005 and commenced operations in December 2005.  The Company is currently organized into two business segments:  Reinsurance and Insurance.  Through our Reinsurance segment, we write primarily property, property catastrophe and short-tail specialty and casualty reinsurance.  Through our Insurance segment, we write property insurance for homes, condominiums and office buildings in the Caribbean region.  We diversify our risks across business lines by risk zones, each of which combines a geographic zone with one or more types of peril (for example, Texas Windstorm).  The majority of our reinsurance contracts contain loss limitation provisions such as fixed monetary limits to our exposure and per event caps.  We specialize in underwriting where sufficient data exists to analyze effectively the risk/return profile, and where we are subject to legal systems we deem reasonably fair and reliable.

Our largest business is providing property catastrophe reinsurance coverage to a broad range of select insurance companies, primarily on an excess of loss basis.  These policies provide coverage for claims arising from major natural catastrophes, such as hurricanes and earthquakes, in excess of a specified loss.  We also provide coverage for claims arising from other natural and man-made catastrophes such as winter storms, freezes, floods, fires and tornados.  Our specialty lines, which represent a growing proportion of our business, cover such risks as aviation, energy, accident and health, satellite, marine and workers’ compensation catastrophe.

We measure our financial success through long-term growth in diluted book value per share plus accumulated dividends measured over intervals of three years, which we believe is the most appropriate measure of the Company’s performance, a measure that focuses on the return provided to the Company’s common shareholders.  Diluted book value per share is obtained by dividing shareholders’ equity by the number of Common Shares and Common Share equivalents outstanding.  We believe that prudent management of our underwriting risks, relative to our capital base, together with effective investment of our capital and premium income, will achieve our financial goals and deliver attractive risk-adjusted returns for our shareholders.

Our principal executive offices are located at Crawford House, 23 Church Street, Hamilton HM 11, Bermuda.  Our telephone number is (441) 278-4300.  We maintain a website at http://www.flagstonere.bm where general information about us is available.  We are not incorporating the contents of the website into this prospectus.

For further information regarding Flagstone, including financial information, you should refer to our recent filings with the SEC.  See “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves risks.  Before making an investment decision, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” and the risks discussed in the section entitled “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2007, as revised in our Current Report on Form 8-K, filed December 19, 2008, and from our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus.  Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: market conditions affecting the Company’s Common Share price; the impact of the current unprecedented volatility in the financial markets, including the duration of the crisis and the effectiveness of governmental solutions; the weakening economy, including the impact on our customers’ businesses; fluctuations in interest rates; the effects of corporate bankruptcies on capital markets; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the reinsurance and insurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance and insurance industries; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the SEC.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and the accompanying prospectus supplement(s) for general corporate purposes, including repayment of borrowings, working capital, acquisitions and stock repurchases.

The selling shareholders will receive all of the proceeds from the resale of their Common Shares pursuant to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges.  The following table is derived from audited results for the period October 4, 2005 (the date of the Company’s incorporation) through December 31, 2005 and the fiscal years ended December 31, 2006 and 2007 and the unaudited results for the nine-month period ended September 30, 2008.

	Nine months ended September 30, 2008(1)	Year ended December 31, 2007	Year ended December 31, 2006	Period October 4, 2005 through December 31, 2005 (2)
Ratio of earnings to fixed charges	—	11.65	32.87	—
Deficiency of earnings to fixed charges (in thousands)	$(88,089)	—	—	$(12,326)

(1)
For the nine months ended September 30, 2008, earnings were insufficient to cover fixed charges by $88.1 million. This was largely due to realized and unrealized investment losses and losses incurred on hurricane activity during the third quarter of 2008.

(2)
For the period October 4, 2005 through December 31, 2005, earnings were insufficient to cover fixed charges by $12.3 million.  In connection with the initial closing of the private placement for our Common Shares in December 2005, the Company issued a Warrant to Haverford for its role in these capital raising activities. The Warrant granted the holder the right, at any time during the period commencing on December 1, 2010 and ending December 31, 2010, to purchase from the Company up to 12.0% of the issued share capital of the Company at the consummation of the initial capital raising activities for the Company at an exercise price of $14.00 per Common Share. The compensation expense based on the fair value of the Warrant was $12.2 million at the initial closing of the private placement, and is included in general and administrative expenses and in additional paid-in capital in our consolidated financial statements as at and for the period ended December 31, 2005.

DESCRIPTION OF SHARE CAPITAL

The following summarizes the material terms and provisions of the Common Shares and Preferred Shares offered hereby.  For the complete terms of our shares, please refer to the Company’s Memorandum of Association (the “Memorandum of Association”), which was filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 333-138182), as thereafter amended and supplemented, including in the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on March 30, 2007, the Company’s Bye-Laws (the “Bye-Laws”) and the Amended and Restated Shareholders’ Agreement dated November 15, 2006 among the Company and the shareholders named therein (the “Shareholders’ Agreement”), each of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on August 9, 2007 and the Warrant dated February 23, 2006, as amended (the “Warrant”), which was filed as an exhibit to the Company’s Current Report on Form 8-K with the SEC on November 18, 2008.  The Bermuda Companies Act of 1981, as amended, and related regulations (referred to herein collectively as the “Companies Act”) may also affect the terms of the Company’s shares.

General

The Company’s Memorandum of Association authorizes the issuance of up to 150,000,000 shares, par value $0.01 per share.  Subject to our Bye-Laws and Bermuda law, our Board of Directors has the power to issue any of our shares as it determines, including the issuance of any shares with preferred, deferred or other special rights or restrictions.  On December 22, 2008, there were 84,703,378 Common Shares issued and outstanding and no Preferred Shares outstanding.  The following summary of our share capital is qualified in its entirety by reference to the Memorandum of Association, the Bye-Laws, the Shareholders’ Agreement and the Warrant.

Common Shares

Liquidation Rights

Holders of our Common Shares have no pre-emptive, redemption, conversion or sinking fund rights.  In the event of our liquidation, dissolution or winding-up, the holders of our Common Shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares.

Voting Rights

In general, and except as provided below, shareholders have one vote for each Common Share held by them and are entitled to vote at all meetings of shareholders.  However, if, and so long as, the Common Shares of a shareholder are treated as “controlled shares” (generally, Common Shares held directly, indirectly through non-U.S. entities or constructively through certain relationships) of any U.S. Person (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) and such controlled shares constitute 9.9% or more of the votes conferred by the Company’s issued shares, the voting rights with respect to the controlled shares of that U.S. Person (a “9.9% U.S. Shareholder”) shall be limited to a voting power of less than 9.9% under a formula specified in the Bye-Laws.  The reduction in votes is generally to be applied proportionately among all the “controlled shares” of the 9.9% U.S. Shareholder; provided, however, that the reduction shall first be effected by reducing the votes conferred on the Common Shares held directly by such 9.9% U.S. Shareholder.  The reduction in the votes of the Common Shares held by a 9.9% U.S. Shareholder effected by the foregoing shall be allocated proportionately among the Common Shares held by the other shareholders so long as the allocation does not cause any U.S. Person to become a 9.9% U.S. Shareholder.  The formula is applied repeatedly until the voting power of all 9.9% U.S. Shareholders has been reduced to 9.9%.

Thus, for example, if following an offering three unrelated U.S. Persons were to own 21%, 16% and 14% of the Company’s outstanding Common Shares, respectively, the voting power of each Common Share held by such U.S. Persons would be reduced by approximately 52.86%, 38.13% and 29.29%, respectively, such that the Common Shares owned by each U.S. Person, in the aggregate, would possess only 9.9% of the voting power of the Company’s outstanding Common Shares.  The aggregate reduction in voting power of 21.3% (i.e., (21% + 16% + 14%) - (9.9% + 9.9% + 9.9%)) would then be allocated proportionately among the Common Shares held by all of the other shareholders so long as such allocation would not cause any other shareholder to become a 9.9% U.S. Shareholder.  If the reallocation of voting power to such other shareholders were to cause one of the other shareholders to become a 9.9% U.S. Shareholder, such shareholder’s voting rights would likewise be reduced to 9.9% and the reduction in voting power would then be allocated proportionately among the Common Shares held by the shareholders whose voting power would not already have been reduced.  The formula would be applied repeatedly until the voting power of all 9.9% U.S. Shareholders has been reduced to 9.9%.

In addition, the Board of Directors may limit a shareholder’s voting rights where it deems it appropriate to do so to (i) avoid the existence of any 9.9% U.S. Shareholder; and (ii) avoid certain adverse tax, legal or regulatory consequences to the Company or any of the Company’s subsidiaries or any shareholder or its affiliates.  “Controlled shares” includes all shares that a U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of Section 958 of the Code).

Under these provisions, certain shareholders, such as the Lehman entities and the Silver Creek entities, may have their voting rights limited to less than one vote per share, while other shareholders may have their voting rights increased to in excess of one vote per share.  Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.9% limitation by virtue of their direct share ownership.  Our Bye-Laws provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders.

We are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of whether a shareholder’s voting rights are to be reallocated pursuant to the Bye-Laws.  We may, in our reasonable discretion, reduce or disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information.

Under our Bye-Laws, the boards of directors of our direct and indirect non-U.S. subsidiaries that are not treated as pass-through or disregarded entities for U.S. federal income tax purposes are to consist of persons who have been elected by our shareholders (subject to the limitations on voting rights discussed above) by resolution in a general shareholder meeting.

Shareholders’ Agreement

The Company and certain shareholders who acquired our Common Shares prior to the date of our initial public offering (the “Existing Shareholders”) are parties to an Amended and Restated Shareholders’ Agreement.  The Shareholders’ Agreement permits persons who hold at least five million of our Common Shares to request registration for a public offering of Common Shares.  We have agreed to use our best efforts to cause the prompt registration of such Common Shares, but may postpone the filing of a registration statement in connection with such public offering for up to three months from the date of the request if we determine in good faith that the registration would reasonably be expected to have an adverse effect on any proposal or plan by us or any of our subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any stock purchase, amalgamation, merger, consolidation, tender offer, reorganization, or similar transaction or if an underwritten public offering is contemplated in which the Common Shares proposed to be registered would be included. If the number of Common Shares to be sold in the requested offering is limited by the managing underwriter, then the number of Common Shares requested to be registered will be allocated, pro rata, among the requesting shareholders.  The Existing Shareholders are currently entitled to request up to three such demand registrations.

Additionally, the Shareholders’ Agreement provides that, if at any time we propose to register any of our Common Shares under the Securities Act, we will offer the Existing Shareholders the opportunity, subject to certain conditions, to include their Common Shares in such registration statement.  We are generally required to pay all expenses associated with any demand or “piggyback” registrations.

Warrant

The Company has granted to Haverford (Bermuda) Ltd (“Haverford”) a Warrant to purchase Common Shares.  The Warrant will be exercisable during the month of December 2013.  The Warrant entitles the holder to purchase 8,585,747 Common Shares (which equaled 12.0% of the issued share capital of the Company through the completion of the private placement on February 23, 2006), at an exercise price of $14.80 per share (subject to adjustment for share splits and similar events).  Haverford may transfer the Warrant only to certain of its affiliates.

Preferred Shares

From time to time, pursuant to our Bye-laws and Bermuda law, the Board of Directors has the power to issue preferred shares on such terms and conditions as it may determine and having such voting rights, dividend rates, return of capital or other provisions as may be fixed by the Board of Directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of delaying, deferring or preventing an attempt to obtain control of us.  As of the date of this prospectus, no Preferred Shares have been issued.

The Preferred Shares, upon issuance against full consideration, will be fully paid and nonassessable. If we offer shares of a new series of Preferred Shares, the applicable prospectus supplement will describe the terms of the Preferred Shares offered by that prospectus supplement.  You should refer to the Memorandum of Association, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or similar document or other governing instrument for complete information regarding the terms of the class or series of Preferred Shares described in a prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of Preferred Shares as follows:

●	the number of shares to be issued and sold and the distinctive designation thereof;

●
the dividend rights of the Preferred Shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on Preferred Shares and any limitations, restrictions or conditions on the payment of such dividends;

●	the voting powers, if any, of the Preferred Shares, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;

●
the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the Preferred Shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

●	the terms, if any, upon which the Preferred Shares will be convertible into or exchangeable for our shares of any other class, classes or series;

●
the relative amounts, and the relative rights or priority, if any, of payment in respect of Preferred Shares, which the holders of the Preferred Shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

●	the terms, if any, of any purchase, retirement or sinking fund to be provided for the Preferred Shares;

●	a discussion of certain U.S. federal income tax considerations and Bermuda law considerations;

●	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness or other actions we may take; and

●	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum of Association or the Bye-Laws.

Restrictions on Transfer of Shares or Warrants

Although our Board of Directors may decline to register certain transfers of shares, pursuant to our Bye-Laws, our Board of Directors is required to register in the Company’s register of members any transfer settled on a stock exchange or automated quotation system on which shares are listed or traded from time to time.  Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the shares are listed or traded from time to time, our Board of Directors may generally require any shareholder or any person proposing to acquire the shares or warrants to provide the information required under our Bye-Laws relating to the identity of the direct beneficial owner (as defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  If any such shareholder or proposed acquiror does not provide such information, or if the Board of Directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board of Directors may decline to register any transfer or to effect any issuance or purchase of shares or warrants to which such request is related.  Although these restrictions on transfer will not interfere with the settlement of trades on the New York Stock Exchange, we may decline to register transfers in accordance with our Bye-Laws and Board of Directors resolutions after a settlement has taken place.

The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of the Company.

Acquisition of Shares by the Company

Under our Bye-Laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us at fair market value the minimum number of shares which is necessary to avoid or cure any adverse tax consequences or materially adverse legal or regulatory treatment to us, our subsidiaries or our shareholders if our Board of Directors reasonably determines, in good faith, that failure to exercise our option would result in such adverse consequences or treatment.  Upon notice from the Company, a shareholder will have 75 days to remedy such adverse consequences or treatment, including by selling the shares to a third party, subject to any other restrictions on transfer.  If the shareholder does not remedy the adverse consequences or treatment, we will have the option, but not the obligation, to purchase the shares at fair market value, as determined by an independent valuation and approved by the Board of Directors.

Dividends or Other Distributions

On September 30, 2008, the Company completed the restructuring of its global reinsurance operations by merging its two wholly-owned subsidiaries, Flagstone Reinsurance Limited and Flagstone Suisse, into one succeeding entity, Flagstone Suisse with its existing Bermuda branch. The merger consolidated the Company’s underwriting capital into one main operating entity. Bermuda law limits the maximum amount of annual dividends or distributions that can be paid by Flagstone Suisse to the Company and in certain cases requires the prior notification to, or the approval of, the BMA. As a Bermuda Class 4 reinsurer, Flagstone Suisse may not pay dividends in any financial year which would exceed 25% of its total statutory capital and surplus, as shown on its statutory balance sheet in relation to the previous financial year, unless at least seven days before payment of those dividends, it files an affidavit with the BMA signed by at least two directors and Flagstone Suisse’s principal representative, which states that in their opinion, declaration of those dividends will not cause Flagstone Suisse to fail to meet its prescribed solvency margin and liquidity ratio.  Further, Flagstone Suisse may not reduce by 15% or more its total statutory capital as set out in its previous year’s financial statements, without the prior approval of the BMA. Flagstone Suisse must also maintain, as a Class 4 Bermuda reinsurer, paid-up share capital of $1.0 million and to meet a minimum solvency margin equal to the greater of $100.0 million, 50% of net premiums written or 15% of the loss and LAE reserves.

Swiss law permits dividends to be declared only after profits have been allocated to the reserves required by law and to any reserves required by the articles of incorporation.  The articles of incorporation of Flagstone Suisse do not require any specific reserves.  Therefore, Flagstone Suisse must allocate any profits first to the reserve required by Swiss law generally, and may pay as dividends only the balance of the profits remaining after that allocation.  In the case of Flagstone Suisse, Swiss law requires that 20% of the company’s profits be allocated to a “general reserve” until the reserve reaches 50% of its paid-in share capital.

In addition, a Swiss reinsurance company may pay a dividend only if, after payment of the dividend, it will continue to comply with regulatory requirements regarding minimum capital, special reserves and solvency requirements.

Island Heritage is domiciled in the Cayman Islands and is subject to statutory minimum capital requirements under its Class A Domestic License that may affect its ability to pay dividends to us.

Bye-Laws

The following is a summary of some of the other important provisions of our Bye-Laws:

Our Board of Directors and Corporate Action.  Our Bye-Laws provide that the Board of Directors shall consist at all times of no less than 10 and no more than 12 directors, divided into 3 classes as nearly equal as possible, each of whom shall hold office for a term determined by the shareholders or, in the absence of such determination, for a three-year term.  Shareholders may remove a director at a special general meeting prior to the expiration of such director’s term but without prejudice to any right such director may have to compensation or damages from the Company, in respect of such removal.  The reappointment of a director requires the affirmative vote of shareholders holding at least a majority of the total combined voting power of all of our issued and outstanding shares at a special meeting of shareholders and such reappointment must leave the composition of the Board of Directors in compliance with the requirements regarding the nomination of Board of Directors members.  A special meeting of shareholders may be convened by the Executive Chairman, any two directors, any director and the Secretary, or the Board of Directors.  Our Bye-Laws also provide that the Board of Directors shall convene a special general meeting at the requisition of shareholders holding at the date of the deposit of the requisition not less than 10% of the total combined voting power of all of our issued and outstanding shares carrying the right to vote at our general meetings.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action.  Corporate action may also be taken by a unanimous written resolution of the Board of Directors without a meeting.  A quorum shall be no less than two directors.

Our Bye-Laws require the affirmative vote of at least 75% of the directors then in office to approve any of the following:

●	any amendment to the Bye-Laws or alteration to the Memorandum of Association of the Company;

●	the consolidation, sub-division, conversion, reduction or cancellation of any share capital of the Company;

●
any merger, consolidation, amalgamation, continuation or similar transaction involving the Company, or any acquisition or disposition of a subsidiary that constitutes greater than 10% of the Company’s book value;

●
except for rights created under our Performance Share Unit Plan (the “PSU Plan”) or our Restricted Share Unit Plan (the “RSU Plan”), the creation of any option or right to subscribe or acquire, or convert any security into, any share capital of the Company;

●	any increase in the maximum number of Common Shares which can be issued under the PSU Plan or any material amendment or modification of the PSU Plan, the RSU Plan or the Warrant;

●	any transaction or series of transactions with Haverford or its affiliates in excess of $10 million in the aggregate, or any material modification or amendment of the terms thereof; or

●	any resolution to voluntarily wind up or liquidate the Company.

Shareholder Action.  At any general meeting, two or more persons present in person and representing more than 50% of the total combined voting power of all of our issued and outstanding shares throughout the meeting shall constitute a quorum for the transaction of business.  In general, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.  In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-Laws.

Anti-Takeover Effects of Certain Bye-Law Provisions

Our Bye-Laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so.  In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable.  For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our Common Shares offered by a bidder in a potential takeover.  The Board of Directors has the power to appoint a chairman, a deputy chairman, a secretary and such additional officers as the Board may determine to perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board.  Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our Common Shares if they are viewed as discouraging changes in management and takeover attempts in the future.

For example, our Bye-Laws contain the following provisions that could have such an effect:

●	Election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;

●	Shareholders have limited ability to remove directors;

●	The total voting power of any U.S. shareholder owning more than 9.9% of our Common Shares will be reduced to 9.9% of the total voting power of our Common Shares; and

Our directors may decline to record the transfer of any Common Share or warrants on our share register if they believe that registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected.

Differences in Corporate Law

The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders.  Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Bye-Laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law.  Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors.  Under Bermuda law, at common law, members of a board of directors owe a fiduciary due to the company to act in good faith and in the best interests of the company in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly.  This duty has four essential elements:

●	a duty to act in good faith in the best interests of the company;

●	a duty not to make a personal profit from opportunities that arise from the office of director;

●	a duty to avoid conflicts of interest; and

●	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

●	to act honestly and in good faith with a view to the best interests of the company; and

●	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit.  This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.  Our Bye-Laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in our right, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors.  In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them.  The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees.  The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be scrutinized by the court.  Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction.  Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors.  Bermuda law provides that any transaction entered into by the Company in which a director has an interest is not voidable by us nor can such director be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors.  Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as at the time it is authorized, approved or ratified.  Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements.  Under Bermuda law, the voting rights of our shareholders are regulated by our Bye-Laws and, in certain circumstances, the Companies Act.  Our Bye-Laws specify that (except when there is only one shareholder) two or more persons, present in person and representing in person or by proxy a majority of the total combined voting power of all the issued and outstanding shares of the Company, are required to form a quorum for the transaction of business.  Generally, any action or resolution requiring approval of the shareholders may be passed by a simple majority (subject to the limitation on voting rights described above under “—Voting Rights”).

Any individual who is a shareholder of the Company and who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative.  Our Bye-Laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to our Board of Directors.

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder.  Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders.  In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors.

Dividends.  Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company is or would be, after the payment of dividends or distribution of contributed surplus is made, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment or distribution, than the aggregate of its liabilities and its issued share capital and share premium accounts.  The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account.  Share premium may be distributed in certain limited circumstances, for example to pay unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation under Bermuda law.  In addition, the ability of Flagstone Suisse, a licensed Class 4 Bermuda reinsurer, to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.  Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Mergers and Similar Arrangements.  We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when the business purpose of such acquisition is consistent with the purposes for which our Company was formed, as set forth in our Memorandum of Association.  We may, with the approval of 75% of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda.  In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares.  The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.  Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.  Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers.  Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept such offer, the offeror may by notice require the non-accepting shareholders to transfer their shares on the terms of the offer.  Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer.  The test is one of fairness to the body of shareholders and not to individual shareholders, and the burden is on the dissenting shareholders to prove unfairness, not merely that the scheme is open to criticism.  Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock.  Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholders’ Suits.  The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions.  Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda.  However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-Laws.  Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it.  The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action.  Our Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in our right, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer.  Class actions and derivative actions are generally available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.  In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors.  Under the Companies Act and our Bye-Laws, we may indemnify our directors, officers or any other person appointed to a board committee in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any action, damages or expenses brought against or incurred by such person in or about the execution of such person’s duty or supposed duty, or in such person’s respective office, other than in respect of such person’s own fraud or dishonesty.  We may advance money to a director, officer or any other person appointed to a board committee in their capacity as such for the costs, charges and expenses incurred in defending any civil or criminal proceedings on condition they shall be repaid if any allegation of fraud or dishonesty is proved against them.  Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records.  Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our Memorandum of Association (including its objects and powers) and any alteration to our Memorandum of Association and documents relating to any increase or reduction of authorized capital.  Our shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders.  The register of our shareholders is also open to inspection by shareholders and to members of the public without charge.  We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda.  We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge.  Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.  Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals.  The Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting.  The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 10% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates.  Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Approval of Corporate Matters by Written Consent.  Our Bye-Laws provide that shareholders may take action by written consent with 100% shareholders consent required.  Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders.

Calling of Special Shareholders’ Meetings.  Our Bye-Laws provide that a special general meeting may be called by the Chairman, any two directors, any director and the Secretary, the Board of Directors, or by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of the Company as provided by the Companies Act.  Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws to call a special meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Shares is Mellon Shareowner Services.  The transfer agent and registrar for the Preferred Shares will be set forth in the applicable prospectus supplement.

Listing

Our Common Shares are listed on the New York Stock Exchange under the symbol “FSR.”  Other than for our Common Shares, there is no market for any other shares we may offer.

DESCRIPTION OF THE DEBT SECURITIES

We will issue the Debt Securities under one or more indentures or indenture supplements between us and the trustee identified in the applicable prospectus supplement.  Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The statements made in this prospectus relating to any indentures and the Debt Securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indenture(s) or supplemental indenture(s) and are not complete.  We will file a copy of the indenture(s) or supplemental indenture(s) with the SEC at or before the time of the offering of the applicable series of Debt Securities.  You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the Debt Securities.

General

We may issue Debt Securities that rank “senior” or “subordinated.”  The Debt Securities referred to as “senior securities” will be direct obligations of the Company and will rank equally and ratably in right of payment with other indebtedness of the Company that is not subordinated.  We may issue Debt Securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other subordinated notes and any other subordinated indebtedness.  We refer to these Debt Securities as “subordinated securities.”

The Company may issue the Debt Securities under this prospectus up to an aggregate principal amount of $200,000,000, in one or more series, in each case as we may establish in one or more supplemental indenture(s).  The Company need not issue all Debt Securities of one series at the same time.  Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our Debt Securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our creditor may have the benefit of a guarantee from our subsidiary or we may ourselves be a creditor with recognized claims against that subsidiary.  The rights of our creditors (including the holders of our Debt Securities) to participate in the distribution of shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

We anticipate that any indenture will provide that the Company may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of the Debt Securities.  Any trustee under any indenture may resign or be removed with respect to one or more series of the Debt Securities, and the Company may appoint a successor trustee to act with respect to that series.

The applicable prospectus supplement will describe the specific terms relating to the series of the Debt Securities the Company will offer, including, where applicable, the following:

●	the title and series designation of the Debt Securities and whether they are senior securities or subordinated securities;

●	the ranking of the Debt Securities;

●	the aggregate principal amount of the Debt Securities, and any limit upon such principal amount;

●
the percentage of the principal amount at which the Company will issue the Debt Securities and, if other than the principal amount of the Debt Securities, the portion of the principal amount of the Debt Securities payable upon maturity of the Debt Securities;

●	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

●	the stated maturity date of the Debt Securities;

●	any fixed, variable or pay-in-kind interest rate or rates per annum;

●	the place where principal, premium, if any, and interest will be payable and where the Debt Securities can be surrendered for payment;

●	any rights affecting the transfer, exchange or conversion of the Debt Securities;

●	the dates from which interest may accrue and any interest payment dates;

●	any sinking fund requirements;

●	any provisions for redemption, including the redemption price and any remarketing arrangements;

●	whether the Debt Securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

●	the events of default and covenants of such Debt Securities;

●	whether the Company will issue the Debt Securities in certificated or book-entry form;

●
whether the Debt Securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

●
whether the Company will issue any of the Debt Securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual Debt Securities represented by the global security;

●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

●
whether the Company will pay additional amounts on the Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the Debt Securities instead of making this payment;

●	the subordination provisions, if any, relating to the Debt Securities;

●	the provision of annual and/or quarterly financial information to the holders of the Debt Securities;

●	a discussion of certain U.S. federal income tax considerations and Bermuda law considerations;

●	the remedies for holders of Debt Securities;

●	the right to make any changes to the indenture(s) or the terms of the Debt Securities by the Company and what approval, if any, will be required from the holders of the Debt Securities;

●	the provisions for voting on any changes to the indenture(s) or the terms of the Debt Securities;

●	the requirements for the Company to discharge, defease or covenant defease the Debt Securities; and

●
certain restrictive covenants, if any, which may, among other things, limit the ability of the Company to: (i) grant liens on our assets, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business.

The Company may issue Debt Securities at less than the principal amount payable upon maturity.  We refer to these securities as “original issue discount securities.”  If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.  The Company may also issue Debt Securities that are guaranteed by one or more of its subsidiaries, in which case the Registration Statement to which this prospectus relates will need to be amended to include such guarantees prior to such offering.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the Company will issue the Debt Securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the Company will pay the interest, principal and any premium at the corporate trust office of the trustee.  At the Company’s option, however, the Company may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If the Company does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the Debt Security is registered at the close of business on a special record date the applicable trustee will fix; or

●	in any other lawful manner, all as the applicable indenture describes.

You may exchange or transfer Debt Securities at the office of the applicable trustee.  The trustee acts as the Company’s agent for registering Debt Securities in the names of holders and transferring Debt Securities.  The Company may change this appointment to another entity or perform it itself.  The entity performing the role of maintaining the list of registered holders is called the “registrar.”  It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

If so set forth in the applicable prospectus supplement, the Company may issue the Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement.  The Company may issue global securities in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depository arrangement with respect to any series of Debt Securities will be described in the prospectus supplement.

SELLING SHAREHOLDERS

We are registering for resale Common Shares held by certain of our shareholders. The Common Shares to be sold by the selling shareholders were acquired:

●	by certain of the selling shareholders on December 20, 2005 in a private placement of 55,239,491 of our Common Shares prior to our initial public offering;

●	by certain of the selling shareholders on February 1, 2006 in a private placement of 14,798,400 of our Common Shares prior to our initial public offering; and

●	by certain of our selling shareholders on February 23, 2006 in a private placement of 1,510,000 of our Common Shares prior to our initial public offering.

The prospectus supplement for any offering of our Common Shares by the selling shareholders hereunder will include the following information:

●	the name of the each selling shareholder;

●	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

●	the number of Common Shares held by each selling shareholder prior to the offering;

●	the number of Common Shares to be offered for each selling shareholder’s account; and

●	the number, and, if applicable, the percentage of Common Shares held by each of the selling shareholders before and after the offering.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the securities offered by this prospectus and applicable prospectus supplements:

●	through underwriters or dealers;

●	in short or long transactions;

●	through agents;

●	directly to purchasers; or

●	through a combination of any such methods of sale.

If underwriters are used to sell securities, we and, if applicable, certain of our selling shareholders, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them.  In that connection, underwriters may receive compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

●	the offering terms, including the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities being offered and the proceeds to us, if any, from such sale;

●	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

●	in the case of the Debt Securities, the interest rate, maturity and redemption provisions;

●	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

●	the securities exchanges on which the securities may be listed, if any; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased.  Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We or the selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us or the selling shareholders, including, without limitation, in connection with distributions of the securities by those broker-dealers.  We or the selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.  We or the selling shareholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Securities may be sold directly by us or the selling shareholders or through agents designated by us or the selling shareholders from time to time.  Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling shareholders to such agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we or the selling shareholders will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us or the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.  Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company or the selling shareholders.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of the Company or the selling shareholders or such institutions thereunder.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make.  The terms and conditions of such indemnification will be described in an applicable prospectus supplement.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business, for which they receive compensation.

Any underwriters to whom securities are sold by us or the selling shareholders for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act.  In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us or the selling shareholders, in the offering.  The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time.  These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.  These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The selling shareholders may also sell the Common Shares in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the Common Shares are covered by the registration statement of which this prospectus forms a part.  Such sales, if any, will not form part of the plan of distribution described in this prospectus.  The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

Because the selling shareholders may be deemed to be “underwriters” under the Securities Act, the selling shareholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act.

Each series of offered securities will be a new issue, other than the Common Shares which are listed on the New York Stock Exchange.  We may elect to list any series of offered securities on an exchange, and in the case of the Common Shares, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.flagstonere.bm.  We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm.  Our website is not incorporated into or otherwise a part of this prospectus.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  Information that we file subsequently with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all of the securities offered hereby are sold.  This prospectus is part of a Registration Statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	Annual Report on Form 10-K filed on March 19, 2008;

●	Quarterly Report on Form 10-Q filed on May 7, 2008;

●	Quarterly Report on Form 10-Q filed on August 5, 2008;

●	Quarterly Report on Form 10-Q filed on November 7, 2008;

●	Definitive Proxy Statement on Schedule 14A filed on April 16, 2008;

●	Current Report on Form 8-K filed on February 20, 2008;

●	Current Report on Form 8-K filed on March 11, 2008;

●	Current Report on Form 8-K filed on April 28, 2008;

●	Current Report on Form 8-K filed on May 6, 2008;

●	Current Report on Form 8-K filed on August 6, 2008;

●	Current Report on Form 8-K filed on August 18, 2008;

●	Current Report on Form 8-K filed on August 19, 2008;

●	Current Report on Form 8-K filed on September 5, 2008;

●	Current Report on Form 8-K filed on September 22, 2008;

●	Current Report on Form 8-K filed on September 30, 2008;

●	Current Report on Form 8-K filed on October 1, 2008;

●	Current Report on Form 8-K filed on October 17, 2008;

●	Current Report on Form 8-K filed on November 5, 2008;

●	Current Report on Form 8-K filed on November 18, 2008;

●	Current Report on Form 8-K filed on November 21, 2008;

●	Current Report on Form 8-K filed on December 19, 2008; and

●
The description of our share capital contained in our Registration Statement on Form S-1 (Registration No. 333-138182), as thereafter amended or supplemented, including in the prospectus constituting part of such Registration Statement filed pursuant to Rule 424(b) under the Securities Act on March 30, 2007.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference.  You can request copies of such documents if you call or write us at the following address: Corporate Secretary, Flagstone Reinsurance Holdings Limited, Crawford House, 23 Church Street, Hamilton HM 11, Bermuda, or you may visit our website at http://www.flagstonere.bm, for copies of any such document.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement.  The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.  Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Certain matters as to U.S. law with respect to the validity of certain of the offered securities will be passed upon by Cravath, Swaine & Moore LLP, New York, New York.  Certain matters as to Bermuda law with respect to the securities will be passed upon by Attride-Stirling & Woloniecki, Hamilton, Bermuda.  If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedules, incorporated in this prospectus by reference to the Company’s Current Report on
Form 8-K filed on December 19, 2008, have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL
SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda.  In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States.  Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.  However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of common shares made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

We have been advised by Attride-Stirling & Woloniecki, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. We have also been advised by Attride-Stirling & Woloniecki that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts.  Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

The BMA has given its general consent under the Exchange Control Act 1972 (and its related regulations) for the issue and transfer of our Common Shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange.  This general consent would cease to apply if our Common Shares were to cease to be so listed on the New York Stock Exchange, or any other appointed stock exchange, and in such event specific consent would be required from the BMA for all issues or transfers of our Common Shares subject to certain exceptions.  Persons resident in Bermuda may require the prior approval of the BMA in order to acquire Common Shares.  In addition, we will deliver a copy of this prospectus and the accompanying prospectus supplements to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act.  However, the BMA and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions.  All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$35,697.14
Legal Fees	$500,000.00
Accounting Fees and Expenses	$150,000.00
Printing and Engraving Fees	$100,000.00
Trustees’ Fees and Expenses	$30,000.00
Rating Agency Fees	$300,000.00
Miscellaneous Expenses	$100,000.00
Total Expenses	$1,215,697.14

ITEM 15.  Indemnification of Directors and Officers.

We are a Bermuda exempted company.  Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company.  Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty.  Our Bye-Laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.  Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.  We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

ITEM 16.  Exhibits and Financial Statement Schedules.

(A)           Exhibits

Exhibit Number	Description of Exhibit
*1.1	Form of Underwriting Agreement.
**3.1
Memorandum of Association (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the registration statement of the Company on Form S-1 (file no. 333-138182) (the “Registration Statement”) filed December 8, 2006).

**3.2	Amended and Restated Bye-laws (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 9, 2007).
**4.1	Warrant dated February 23, 2006 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 18, 2008).
*4.2
Form of Indenture for senior debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.  The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to the Current Report on Form 8-K and incorporated herein by reference.

*4.3
Form of Indenture for subordinated debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to
Section 305(b)(2) of the Trust Indenture Act of 1939.  The form or forms of subordinated debt securities with respect to each particular offering will be filed as an exhibit to the Current Report on Form 8-K and incorporated herein by reference.

***5.1	Opinion of Attride-Stirling & Woloniecki.
***5.2	Opinion of Cravath, Swaine & Moore LLP.
**10.1
Amended and Restated Shareholders’ Agreement dated as of November 15, 2006 among Flagstone Reinsurance Holdings Limited and the shareholders listed therein (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registration Statement filed December 8, 2006).

***12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.
***23.1	Consent of Deloitte & Touche.
***23.2	Consent of Attride-Stirling & Woloniecki (included in Exhibit 5.1).
***23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).
***24.1	Powers of Attorney of certain officers and directors (contained in the signature page).

* To be filed by amendment.

** Incorporated by reference.

*** Filed herewith.

ITEM 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)           That:

(i)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on December 24, 2008.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

By:
/s/ Mark J. Byrne
Name: Mark J. Byrne
Title: Executive Chairman

POWER OF ATTORNEY

We, the undersigned directors and officers of Flagstone Reinsurance Holdings Limited, do hereby constitute and appoint Patrick Boisvert and William Fawcett, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark J. Byrne	Executive Chairman and Director	December 24, 2008
Name: Mark J. Byrne /s/ David A. Brown	Director and Chief Executive Officer (Principal Executive Officer)	December 24, 2008
Name: David A. Brown /s/ Patrick Boisvert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008
Name: Patrick Boisvert /s/ Gary Black	Director	December 24, 2008
Name: Gary Black /s/ Peter Watson	Director	December 24, 2008
Name: Peter Watson /s/ Stephen Coley	Director	December 24, 2008
Name: Stephen Coley /s/ Thomas Dickson	Director	December 24, 2008
Name: Thomas Dickson /s/ Stewart Gross	Director	December 24, 2008
Name: Stewart Gross	Director	December 24, 2008
Name: E. Daniel James	Director	December 24, 2008
Name: Tony Knap /s/ Anthony Latham	Director	December 24, 2008
Name: Anthony Latham	Director	December 24, 2008
Name: Jan Spiering /s/ Wray Thorn	Director	December 24, 2008
Name: Wray Thorn

PUGLISI & ASSOCIATES Authorized Representative in the United States
By:	/s/ Donald J. Puglisi	December 24, 2008
Name: Donald J. Puglisi Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
*1.1	Form of Underwriting Agreement.
**3.1
Memorandum of Association (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the registration statement of the Company on Form S-1 (file no. 333-138182) (the “Registration Statement”) filed December 8, 2006).

**3.2	Amended and Restated Bye-laws (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 9, 2007).
**4.1	Warrant dated February 23, 2006 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 18, 2008).
*4.2
Form of Indenture for senior debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.  The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to the Current Report on Form 8-K and incorporated herein by reference.

*4.3
Form of Indenture for subordinated debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to
Section 305(b)(2) of the Trust Indenture Act of 1939.  The form or forms of subordinated debt securities with respect to each particular offering will be filed as an exhibit to the Current Report on Form 8-K and incorporated herein by reference.

***5.1	Opinion of Attride-Stirling & Woloniecki.
***5.2	Opinion of Cravath, Swaine & Moore LLP.
**10.1
Amended and Restated Shareholders’ Agreement dated as of November 15, 2006 among Flagstone Reinsurance Holdings Limited and the shareholders listed therein (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registration Statement filed December 8, 2006).

***12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.
***23.1	Consent of Deloitte & Touche.
***23.2	Consent of Attride-Stirling & Woloniecki (included in Exhibit 5.1).
***23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).
***24.1	Powers of Attorney of certain officers and directors (contained in the signature page).

* To be filed by amendment.

** Incorporated by reference.

*** Filed herewith.